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                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF WEBMETHODS, INC.

             NAME                                              ORGANIZED IN
-------------------------------                               --------------
webMethods West, Inc.                                         Delaware

Intelliframe Corporation                                      Pennsylvania

webMethods Worldwide, Inc.                                    California

webMethods UK Ltd.                                            United Kingdom

webMethods BV                                                 the Netherlands

webMethods Germany GmbH                                       Germany

webMethods France                                             France

webMethods Australia Pty Ltd.                                 Australia

webMethods Japan KK                                           Japan

webMethods (Singapore) Pte Ltd.                               Singapore